CONTRACT FOR PURCHASE AND SALE/LEASEBACK

         ROBINSON NUGENT, INC., an Indiana corporation (hereinafter called "Seller"), agrees to sell to SAM & JB, LLC, an Indiana limited liability company (hereinafter called "Purchaser"), and Purchaser hereby agrees to purchase from Seller, certain real estate located at 800 East Eighth Street, New Albany, Indiana, consisting of 2.88 acres of land, more or less, as more particularly described on Exhibit A attached hereto and incorporated herein by reference, together with all appurtenances and hereditaments thereunto belonging (the "Land"), together with the office and manufacturing facility located thereon and fixtures related thereto (the "Improvements") (the Land and the Improvements being hereinafter referred to as the "Real Estate"), for the total sum of Two Million Two Hundred Thousand Dollars and no/100 ($2,200,000.00) (the "Purchase Price"), subject to the following, and only the following, written terms and conditions.

         1.       Payment.  The Purchase Price shall be paid as follows:

                           1.  Earnest  Money.  Purchaser  herewith  tenders  to
                  Seller, the sum of Ten Thousand Dollars and no/100 ($10,000.00) (the "Earnest Money"), the receipt of which is hereby acknowledged by Seller. The Earnest Money shall be applied to the Purchase Price and shall be credited first to any portion thereof payable in cash at the time of closing. The Earnest Money shall be returned immediately to Purchaser if any condition or requirement in this Contract for Purchase and Sale Leaseback (this "Contract") is not satisfied by Seller or waived by Purchaser within the time periods specified herein. The Earnest Money shall be forfeited as liquidated damages, which shall be Seller's sole remedy at law or in equity, in the event that Purchaser shall fail or refuse to perform its obligations herein specified on the Closing Date (as defined herein).

                           2. Payment on Closing.  Purchaser shall pay to Seller
                  at closing the Purchase Price, less the Earnest Money and any other credits due Purchaser pursuant to the terms of this Contract, plus any credits due Seller pursuant to the terms of this Contract, by certified check, cashier's check, wire transfer to an account designated by Seller, or otherwise by immediately available funds.

         2. Title. Purchaser hereby agrees to accept title to the Real Estate in its present condition, without the benefit of any evidence of title being provided by Seller. Purchaser shall be entitled to obtain, at its sole cost and expense, any and all evidence of title and/or an owner's policy of title insurance as it may elect. However, such evidence of title shall not be deemed a condition of this Contract.


         3.       Survey.  [INTENTIONALLY OMITTED]

         4.       Right of Inspection  and Tests;  Reports.  For a period of two
                  (2) days from and after the date of this Contract (the "Diligence Period"), Purchaser and its agents shall have



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                  the right to enter upon the Real  Estate to  inspect  the Real
                  Estate and to perform such environmental, engineering and other tests, as Purchaser reasonably deems necessary or appropriate.

                  All inspections and tests shall be made at Purchaser's sole cost and expense, and Purchaser shall be liable for any damage caused to the Real Estate or to any persons thereon during said inspections and tests, and shall indemnify and hold harmless Seller from and against any such damage or injury or claims and causes of action resulting therefrom. Seller shall permit Purchaser, or Purchaser's representatives and agents, to enter upon the Real Estate at any time during business hours during the Diligence Period for the purpose of making tests and inspections.

                  If Purchaser is unable to determine and/or obtain satisfactory results with respect to its inspections and tests during the Diligence Period, Purchaser may, at its election, notify Seller in writing, at the place herein provided for notices, that it is dissatisfied with the results of its inspections and tests and that it thereby cancels and terminates this Contract, in which case neither party shall have further liability to the other arising out of this Contract and Seller shall promptly return the Earnest Money to Purchaser. If Purchaser does not notify Seller within the Diligence Period that Purchaser is dissatisfied with the results of its inspections and tests, then the results shall be deemed satisfactory to Purchaser and the parties shall proceed to closing.

          5. Risk of Loss. Seller shall bear the entire risk of loss until closing. If an event of casualty or condemnation occurs with respect to more than thirty percent (30%) of the Improvements prior to the Closing Date, Purchaser shall have the right to terminate this Contract within thirty (30) days after the casualty or condemnation event occurs. If Purchaser does not elect to terminate the Contract, and the closing occurs, Purchaser shall be entitled to a credit at Closing for all insurance or condemnation proceeds received by Seller with respect to the event of casualty or condemnation.

          6. Closing. The transaction contemplated hereby shall be closed at the offices of Seller in New Albany, Indiana on February
                  _____, 2000 or on such other date as the parties shall mutually agree (the "Closing Date"). At closing, Seller agrees to deliver to Purchaser, in accordance with the terms of this Contract, the following:

                           1. Satisfactory evidence of the authority of the signers of the conveyance documents to consummate the transaction on behalf of Seller;

                           2. A duly authorized and executed  corporate warranty
                  deed in recordable form, conveying good and marketable title to the Real Estate, subject only to current taxes not yet due and payable and all matters of record, unless otherwise agreed in writing by Purchaser;


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                           3. A  fully  executed  copy  of the  Lease,  attached
                  hereto as Exhibit B, to be made by and between Purchaser, as landlord, and Seller, as tenant, with respect to the Real Estate;

                           4. A duly authorized and executed vendor's affidavit,
                  in the form attached hereto as Exhibit C;

                           5. An affidavit stating that Seller is not a "foreign
                  person", as such term is used inss.1445 of the Internal Revenue Code, and the regulations promulgated thereunder;

                           6. All other  documentation  which may be  reasonably
                  required in order to insure Purchaser with good and marketable title to the Real Estate, which can be furnished by the Seller without material cost or expense; and

                           7. All other  documents  necessary  to  complete  the
                  transaction contemplated by this Contract.

          7.      Closing Adjustments and Prorations.

                           1. Taxes and Assessments. Purchaser shall pay all assessments for municipal improvements made after the Closing Date, and so much of the real estate taxes assessed for and becoming a lien during the calendar year in which closing occurs as shall be allocable to Purchaser after closing (i.e., prorated to date of closing). Any taxes or assessments not assumed by Purchaser and which are not due and payable at the time of closing shall be allowed to Purchaser as a credit on the cash payment required at closing, and Seller shall not be further liable for such taxes. If the actual tax rate is not known on the Closing Date, the taxes shall be prorated based upon the prior year's tax rate and re-prorated within thirty
                  (30) days after the actual tax rate is published by the appropriate governmental authority. Seller shall pay any State of Indiana gross income tax due and payable by Seller on the conveyance of the Real Estate.

                           2. Recording  Fees.  Purchaser shall pay all fees and
                  other costs related to the recording of the deed and any other documents for the conveyance of the Real Estate to Purchaser which are to be recorded; provided, however, that Seller shall pay any State of Indiana gross income tax due and payable by Seller on the conveyance of the Real Estate.

                           3. Utilities.  All expenses for utilities incurred on
                  or before the Closing Date (as defined below) shall be paid by Seller.


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                           4. Management or Service  Contracts;  Insurance.  All
                  management or service contracts maintained by Seller in respect of the Real Estate, if any, shall be canceled as of the Closing Date. All insurance contracts maintained by Seller in respect of the Real Estate and Personal Property shall be canceled as of the Closing Date.

                  All credits to Purchaser from the closing adjustments and prorations described above or elsewhere in this Contract shall reduce the cash portion of the Purchase Price payable at closing, and all credits to Seller from the closing adjustments and prorations described above or elsewhere in this Contract shall increase the cash portion of the Purchase Price payable at closing. All costs, expenses, bills and other obligations relating to the operation of the Real Estate which are incurred or accrued prior to or on the Closing Date shall be paid by Seller. All costs, expenses, bills and other obligations relating to the operation of the Real Estate which are incurred or accrued after the date of closing date shall be paid by the Purchaser. If one party pays any of the obligations of the other party under this Contract, the paying party shall be entitled to immediate reimbursement therefor from the other party.

          8. Lease. As an inducement for Purchaser to purchase the Real Estate from Seller, at closing, Seller agrees to enter into a Lease for the Real Estate with Seller in the form attached hereto as Exhibit B.

          9. Possession. Seller shall deliver possession of the Real Estate to Purchaser on the Closing Date.

         10. Representations and Warranties. As a material inducement to Purchaser for entering into this Contract, Seller hereby represents and warrants to Purchaser as follows:

                           1. Seller owns good,  marketable and indefeasible fee
                  simple title to the Real Estate, subject only to the lien of current, non-delinquent real estate taxes and covenants, conditions, easements, rights-of-way, and other matters of record;

                           2. There is no litigation  or proceeding  pending or,
                  to the knowledge of Seller, threatened against or relating to the Real Estate, including, without limitation, any proceedings for condemnation or other exercise of eminent domain;

                           3. To the knowledge of Seller,  there are no liens or
                  claims which may ripen into liens against the Real Estate other than those to be released at or before closing;

                           4. Seller has all necessary  authority to execute and
                  delivery this Contract and the related documents and to consummate the contemplated transaction. The person executing this Agreement and the related documents for the Seller is authorized to do so;

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                           5. To the knowledge of Seller, there are no uncured,
                  written notices of violation which have been served by any governmental authority alleging violations of law, rules or regulations which would affect the Real Estate or any portion thereof;

                           6. There are no parties  currently in  possession  of
                  the Real Estate other than Seller;

                           7. Seller has not made any contract to sell, lease or otherwise occupy all or any part of the Real Estate to any person other than Purchaser, nor has Seller given to any person an option which is presently exercisable to purchase all or any part of the Real Estate;

                           8. Seller is not involved in any  proceedings  by or
                  against Seller in any court under the federal Bankruptcy Code or any insolvency or debtor's relief act, whether state or federal, or for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official of a substantial part of Seller's property;

                           9. There are no public  assessments or liens against
                  any of the Real  Estate  or any  claims  pending  which  would result in the creation of any liens for any public improvements, including but not limited to water, sanitary or storm sewers or drainage facilities, whether such improvements have been completed or are in progress; and

                           10. To the best of the Seller's knowledge, the Property is not within the definition of the term "property" as used in the Indiana Responsible Property Transfer Law ("IRPTL") (I.C. 13-25-3-1 through 13-25-3-15), and, therefore, that the transfer of the Property from Seller to Purchaser is not subject to the provisions of IRPTL.

                  The foregoing representations and warranties shall survive closing for a period of one (1) year after the Closing Date. Each party shall indemnify and hold the other harmless from any and all loss (including, without limitation, reasonable attorneys' fees) damages, demands or claims which arise out of or relate to the breach of any representations or warranties contained in Section 10 or elsewhere in this Contract. Purchaser's obligation to close shall expressly be contingent upon the absence of any breach of any of the representations and warranties as of the Closing. Except as expressly set forth above, the Real Estate shall be sold to Purchaser "AS IS", without any representations or warranties, express or implied, of any kind.



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         11.      Transfer Fees;  Commissions.  At closing, Seller shall pay the cost of any state and/or local transfer conveyance taxes in the amount required by law. Seller and Purchaser represent and warrant to each other that they have dealt with no broker, finder or other person with respect to this Contract or the transactions contemplated hereby and, insofar as they know, no broker, finder or other person is entitled to any commission or a finder's fee in connection herewith. Seller and Purchaser each agree to indemnify and hold harmless one another against any loss, liability, damage or claim incurred by reason of any brokerage commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party. Such indemnity obligations shall be deemed to include the payment of reasonable attorneys' fees and court costs incurred in defending any such claim, and shall survive the closing.

         12. Option to Repurchase. Purchaser hereby agrees to grant to Seller at Closing the exclusive right and option to repurchase the Real Estate for a period of eighteen (18) months from and after the date of Closing for the sum of Two Million Two Hundred Thousand Dollars ($2,200,000), subject to standard pro rations. The parties shall evidence their agreement in this regard at Closing pursuant to a Memorandum of Option to be recorded following recordation of the deed referred to above.

         13. Notices. All notices, requests, demands, consents and other communications required or permitted under this Contract shall be in writing and shall be deemed to have been duly and properly given on the date of service if delivered personally, or sent by facsimile with written confirmation of receipt by the recipients, or, if mailed, on the second day after such notice is deposited in a receptacle of the United States Postal Service, registered or certified mail, first class postage prepaid, return receipt requested, or on the first day following deposit with a nationally-recognized overnight courier service (e.g., FedEx), postage prepaid, in any event addressed appropriately as follows:

                  If to the Seller:         Robinson Nugent, Inc.
                                            800 East Eighth Street
                                            New Albany, Indiana 47150
                                            Attn: Larry W. Burke, President
                                            Facsimile: (812) 941-3528

                  With a copy to:           Ice Miller Donadio & Ryan
                                            Box 82001
                                            One American Square
                                            Indianapolis, Indiana 46282
                                            Attn: Berkley W. Duck, Esq.
                                            (317) 236-2100
                                            Facsimile: (317) 592-4642


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                  If to Purchaser:          Sam & JB, LLC
                                            7527 Highway 52
                                            Lanesville, IN 47136

                  Either party may change its address for purposes of this Paragraph by giving the other party written notice of the new address in the manner set forth above.

         14. Assignment; Entirety of Agreement. Neither party shall assign this Contract without the prior written consent of the other party, which shall not be unreasonably withheld or delayed. This Contract embodies the entire agreement between the parties hereto and there are no representations, promises, understandings or agreements, oral or written, between the parties which are not set forth herein.

         15. Governing Law. This Contract shall be construed and enforced in accordance with the laws of the State of Indiana.

         16. Counterparts. This Contract may be executed in two (2) or more counterparts, and by each of the parties on separate counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.


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         IN WITNESS  WHEREOF,  Seller and Purchaser have caused this Contract to be executed by their duly authorized representatives as of the ______ day of February, 2000.

                       "SELLER"

                       ROBINSON NUGENT, INC.,


                       By:                  ------------------------------------

                                                 (signature)

                       Its:                 ------------------------------------

                                          (printed name and title)

                       "PURCHASER"

                       SAM & JB, LLC



                       By:                  ------------------------------------

                                                 (signature)

                       Its:                 ------------------------------------

                                          (printed name and title)